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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of M&T Bank Corporation of our report dated January 11, 1999 appearing on page 63 of M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Buffalo, New York
March 31, 1999